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                                                                     EXHIBIT 5.1


                             PORTER & HEDGES, L.L.P.
                         ATTORNEYS AND COUNSELORS AT LAW
                            700 LOUISIANA, 35TH FLOOR
                            HOUSTON, TEXAS 77002-2764
                          -----------------------------
                                                             MAILING ADDRESS:
                            TELECOPIER (713) 228-1331         P.O. BOX 4744
                            TELEPHONE (713) 226-0600      HOUSTON, TX 77210-4744


                                 October 6, 2004

Endeavour International Corporation
1001 Fannin, Suite 1700
Houston, Texas 77002

         Re: Endeavour International Corporation Registration Statement on Form S-8; Endeavour International Corporation (f/k/a Continental Southern Resources, Inc.) 2004 Incentive Plan and Non-Plan Restricted Stock Award Agreements

Gentlemen:

         We have acted as counsel to Endeavour International Corporation, a Nevada corporation (the "Company"), in connection with the preparation for filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of 8,531,250 shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), issuable or issued pursuant to the Endeavour International Corporation (f/k/a Continental Southern Resources, Inc.) 2004 Incentive Plan (the "Plan") and certain Non-Plan Restricted Stock Award Agreements (the "Non-Plan Agreements").

         We have examined the Plan, the Non-Plan Agreements and such corporate records, documents, instruments and certificates of the Company, and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

         Based upon such examination and review, we are of the opinion that (i) the Shares have been duly and validly authorized, (ii) such of the Shares that have been issued and delivered as of the date of this opinion are validly issued, fully paid and nonassessable outstanding shares of Common Stock, and
(iii) such of the Shares that may be issued under the Plan after the date of this opinion, will, upon issuance and delivery as contemplated by the Plan, be validly issued, fully paid and nonassessable outstanding shares of Common Stock.

         This Firm consents to the filing of this opinion as an exhibit to the Registration Statement and to reference to this Firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement.

                                             Very truly yours,

                                             /s/ Porter & Hedges, L.L.P.

                                             PORTER & HEDGES, L.L.P.